Exhibit 99.1

Boot Barn Holdings, Inc. Announces Amendments to Credit Facilities

IRVINE, California — June 12, 2019—Boot Barn Holdings, Inc. (NYSE: BOOT) today announced that it amended both its revolving credit facility and term loan on June 6, 2019.

The amendment to its revolving credit facility increased the capacity from $135.0 million to $165.0 million and extended the maturity by two years to the earlier of June 6, 2024 or 90 days prior to the maturity date of the term loan, which is now scheduled to mature on June 29, 2023.

The amendment to its term loan extended the maturity date by two years to June 29, 2023. In conjunction with the amendment, the Company made a prepayment of $65.0 million, reducing the balance outstanding from $176.5 million to $111.5 million.

Total fees associated with the amendments of approximately $1.2 million have been capitalized.

As a result of these amendments and the prepayment of the term loan, the Company now expects interest expense for the fiscal year ended March 28, 2020 to be $14.5 million, compared to its previous guidance of $15.5 million.

About Boot Barn

Boot Barn is the nation’s leading lifestyle retailer of western and work-related footwear, apparel and accessories for men, women and children. The Company offers its loyal customer base a wide selection of work and lifestyle brands. As of the date of this release, Boot Barn operates 240 stores in 33 states, in addition to an e-commerce channel www.bootbarn.com.  The Company also operates www.sheplers.com, the nation’s leading pure play online western and work retailer and www.countryoutfitter.com, an e-commerce site selling to customers who live a country lifestyle. For more information, call 888-Boot-Barn or visit www.bootbarn.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to, by way of example and without limitation, our financial condition, liquidity, profitability, results of operations, margins, plans, objectives, strategies, future performance, business and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “could”, “should”, “can have”, “likely”, “outlook” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors they believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties and assumptions include, but are not limited to, the following: decreases in consumer spending due to declines in consumer confidence, local economic conditions or changes in consumer preferences; the Company’s ability to effectively execute on its growth strategy; and the Company’s failure to maintain and enhance its strong brand image, to compete effectively, to maintain good relationships with its key suppliers, and to improve and expand its exclusive product offerings. The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this press release after the date of this press release.

Investor Contact:
ICR, Inc.

Brendon Frey, 203-682-8216

BootBarnIR@icrinc.com

or

Media Contact:
Boot Barn Holdings, Inc.

Jim Watkins, 949-453-4428

Vice President, Investor Relations

BootBarnIRMedia@bootbarn.com